UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 1, 2006, Altera Corporation (the “Company”) issued a press release announcing that on July 28, 2006 the Company was notified that a NASDAQ Listing Qualifications Panel has granted the Company’s request for continued listing of the Company’s securities on The NASDAQ Global Market subject to certain conditions, including the following: (1) on or before September 14, 2006, the Company must file with the Securities and Exchange Commission (the “SEC”) the Company’s Form 10-Q for the period ended March 31, 2006, as well as any necessary restatements; (2) on or before September 28, 2006, the Company must file with the SEC the Company’s Form 10-Q for the period ended June 30, 2006; and (3) the Company must submit additional information regarding the Company’s internal review of its historical stock option practices and related accounting. The press release announcing the determination of the NASDAQ Listing Qualifications Panel is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Nathan Sarkisian
Nathan Sarkisian Senior Vice President and Chief Financial Officer

Date: August 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 1, 2006